Exhibit 99.3

MUNICIPAL MORTGAGE & EQUITY, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2004	2003
ASSETS:
Investment in tax-exempt bonds, net	$1,275,748	$1,043,973
Loans receivable, net	603,173	497,884
Loans receivable held for sale	27,766	54,492
Investments in partnerships	827,273	282,492
Investments in derivative financial instruments	3,102	2,563
Cash, cash equivalents and interest receivable	111,249	67,669
Other assets	150,194	160,453
Land, building, and equipment, net	182,773	5,429
Goodwill and other intangible assets	129,052	134,664

TOTAL	$3,310,330	$2,249,619

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$880,224	$663,544
Mortgage notes payable	132,237	—
Short-term debt	413,157	371,881
Long-term debt	164,014	172,642
Subordinate debentures	84,000	—
Preferred shares subject to mandatory redemption (Note 1)	168,000	168,000
Tax credit equity guarantee liability	186,778	151,326
Investments in derivative financial instruments	4,923	15,287
Other liabilities	128,445	65,073
Minority interest in subsidiary companies	404,586	31
Preferred shareholders’ equity in a subsidiary company	71,031	—
Shareholders’ equity	672,935	641,835

TOTAL	$3,310,330	$2,249,619

BOOK VALUE PER COMMON SHARE	$19.16	$19.74

Note 1:	As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.

MUNICIPAL MORTGAGE & EQUITY, LLC
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(In thousands, except share and per share data)
(Unaudited)

	For the three		For the twelve
	months ended		months ended
	December 31,		December 31,

	2004	2003	2004	2003
SOURCES OF CASH:
Interest on bonds, interests in bond securitizations and loans	$30,852	$24,708	$125,352	$105,779
Syndication fees	21,319	18,004	51,852	27,828
Asset management and advisory fees	3,139	6,267	20,054	12,318
Origination and brokerage fees	4,032	4,047	12,651	9,805
Guarantee fees	4,857	527	11,852	1,233
Loan servicing fees	2,079	1,705	7,979	7,157
Distributions from equity investments in partnerships	2,299	2,123	8,178	7,616
Other income	3,073	1,880	8,385	9,870
Interest on short-term investments	1,288	857	5,178	2,065
Net gain (loss) on sales	(4,664)	878	2,006	(3,965)

TOTAL SOURCES OF CASH	68,274	60,996	253,487	179,706

EXPENSES:
Interest expense	16,216	11,965	62,050	42,233
Interest expense on debentures and preferred shares (Note 1)	4,984	3,276	16,803	6,270
Salaries and benefits	14,543	15,034	64,286	41,736
Professional fees	4,057	1,217	10,294	4,188
General and administrative	5,175	4,746	16,523	11,741
Loan loss expense	131	2,802	87	2,849
Income tax expense	214	2,935	971	851

TOTAL EXPENSES	45,320	41,975	171,014	109,868

CASH AVAILABLE FOR DISTRIBUTION	22,954	19,021	82,473	69,838

LESS:
Cash allocable to minority interest (Note 1)	755	—	755	5,989

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$22,199	$19,021	$81,718	$63,849

CAD PER COMMON SHARE	$0.63	$0.58	$2.33	$2.13

CALCULATION OF CASH DISTRIBUTION:

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$22,199	$19,021	$81,718	$63,849

ACTUAL AMOUNT PAID	$16,624	$14,739	$65,100	$55,122

PAYOUT RATIO	74.9%	77.5%	79.7%	86.3%

COMMON SHARES OUTSTANDING	35,182,579	32,576,380

CASH DISTRIBUTION PER COMMON SHARE	$0.4725	$0.4525	$1.8600	$1.7950

Note 1: As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.

Note 2: Certain prior year amounts have been reclassified to conform to the current year presentation.

The primary differences between Net Income as calculated under generally accepted accounting principles (“GAAP”) and Cash Available For Distribution (“CAD”) result from the timing of income and expense recognition and non-cash events. These differences between CAD and GAAP income include the treatment of certain fees, which for CAD purposes are recognized when received but for GAAP purposes are amortized into income over the relevant period. In addition, there are differences related to non-cash gains and losses associated with bond valuations and sales, non-cash gains and losses associated with changes in market value of derivative financial instruments, amortization of goodwill and intangibles, deferred compensation and capitalization of mortgage servicing rights, which are not included in the calculation of CAD. As a result of Financial Interpretation No.46 (Revised), “Consolidation of Variable Interest Entities”, effective in the second quarter of 2004 certain asset management and syndication fees are eliminated for GAAP as a result of consolidating certain tax credit equity funds.

The common shares outstanding reported for Cash Available for Distribution are the actual shares outstanding at the end of the quarter. For GAAP, the weighted average shares outstanding during the period are reported for the basic net income per share calculation. The weighted average shares outstanding for diluted net income per share include the potential dilutive effect from the exercise of options and vesting of deferred shares.

VARIANCE ANALYSIS FOR CAD

4th Quarter 2004 Compared to 4th Quarter 2003:

CAD for the fourth quarter of 2004 increased $3.9 million over the same period last year due primarily to the following changes:

(1)	A $4.3 million increase in guarantee fees due largely to new guaranteed tax credit equity funds closed during 2004;

(2)	a $3.3 million increase in syndication fees due primarily to increased volume in the tax credit equity business in 2004;

(3)	a $2.7 million decrease in loan loss expense, largely relating to advances to tax credit equity funds that will not be collected;

(4)	a $2.7 million decrease in income tax expense; and

(5)	a $1.2 million increase in other income due to an increase in loan extension, cancellation, application and late fees;

Offset in part by:

(6)	a $5.5 million decrease in net gain on sales due primarily to the termination of interest rate swaps during the 4th quarter of 2004;

(7)	a $3.1 million decrease in asset management and advisory fees due primarily to the timing of cash inflows into the funds; and

(8)	a $2.8 million increase in professional fees due primarily to accounting and legal costs for the Sarbanes Oxley compliance initiative.

Fiscal Year 2004 Compared to Fiscal Year 2003:

CAD income for the year ended December 31, 2004 increased $17.9 million as compared to the year ended December 31, 2003 due primarily to the following changes:

(1)	a $24.0 million increase in syndication fees and a $7.7 million increase in asset management and advisory fees due primarily to a full year of revenue resulting from the HCI acquisition as compared to six months of revenue in 2003;

(2)	a $10.6 million increase in guarantee fees due largely to new guaranteed tax credit equity funds closed during 2004;

(3)	a $6.0 million increase in net gain on sales due primarily to an overall decrease in cash paid to terminate swaps and a larger gain in 2004 from the sale of a property acquired by deed in lieu of foreclosure;

(4)	a $2.8 million increase in origination fees due principally to an increase in originations of tax-exempt bonds and taxable permanent loans; and

(9)	a $2.8 million decrease in loan loss expense, largely relating to advances to tax credit equity funds that will not be collected;

Offset in part by:

(5)	a $22.6 million increase in salaries and benefits and a $4.8 million increase in general and administrative expenses due primarily to a full year of expense resulting from the HCI acquisition in 2004 as compared to six months of expense in 2003;

(6)	a $6.1 million increase in professional fees due primarily to accounting and legal costs for the Sarbanes Oxley compliance initiative and to increased production volumes; and

(7)	a $2.4 million decrease in net interest income (interest on bonds, interests in bond securitizations and loans less interest expense attributable to bonds, interests in bond securitizations, loans, debentures and preferred shares); excluding the effects ($1.7 million in 2004 and $10.8 million in 2003) of deferred interest recognized on the sale of properties acquired by deed in lieu of foreclosure in 2004 and 2003, net interest income increased $6.7 million due largely to the overall growth of the bond portfolio.

MUNICIPAL MORTGAGE & EQUITY, LLC

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)

	For the year ended December 31,
	2004	2003	2002
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$85,505	$71,636	$70,757
Interest on loans	43,874	37,211	36,585
Interest on short-term investments	5,020	2,158	1,255

Total interest income	134,399	111,005	108,597

Fee income
Syndication fees	25,535	26,856	7,221
Origination and brokerage fees	7,934	6,584	6,632
Guarantee fees	7,852	3,614	232
Asset management and advisory fees	12,733	10,337	3,887
Loan servicing fees	4,579	4,234	3,882
Other income	7,415	8,855	4,203

Total fee income	66,048	60,480	26,057

Net rental income	17,959	—	—

Total income	218,406	171,485	134,654

EXPENSES:
Interest expense	69,884	44,528	36,596
Interest expense on debentures and preferred shares	17,318	6,189	—
Salaries and benefits	69,540	41,736	22,678
General and administrative	26,445	11,152	6,516
Professional fees	11,118	4,188	4,960
Depreciation and amortization	14,159	7,492	1,857

Total expenses	208,464	115,285	72,607

Net gain on sale of loans	3,393	4,864	3,407
Net gain on sale of tax-exempt investments	304	2,133	4,896
Net gain on sale of investments in tax credit equity partnerships	3,019	2,747	282
Net loss on derivatives	(219)	(1,919)	(24,474)
Impairments and valuation allowances	(7,141)	(6,983)	(730)

Income before income tax (expense) benefit, net income (expense) allocable to minority interest, net losses from equity investments in partnerships, discontinued operations and cumulative effect of a change in accounting principle	9,298	57,042	45,428
Income tax (expense) benefit	(2,737)	138	(1,484)
Net income (expense) allocable to minority interest	178,280	(6,032)	(11,938)
Net losses from equity investments in partnerships	(169,404)	(3,173)	(3,057)

Income from continuing operations	15,437	47,975	28,949
Discontinued operations	11,080	25,748	—

Income before cumulative effect of a change in accounting principle	26,517	73,723	28,949
Cumulative effect of a change in accounting principle	520	(1,228)	—

Net income	$27,037	$72,495	$28,949

Net income allocated to:

Term growth shares	$—	$—	$153

Common shares	$27,037	$72,495	$28,796

MUNICIPAL MORTGAGE & EQUITY, LLC

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)

	For the year ended December 31,
	2004	2003	2002
Basic earnings per share:

Earnings before discontinued operations and cumulative effect of accounting change	$0.44	$1.63	$1.16

Discontinued operations	0.32	0.88	—

Cumulative effect of a change in accounting principle	0.02	(0.04)	—

Basic earnings per common share	$0.78	$2.47	$1.16

Weighted average common shares outstanding	34,521,842	29,397,521	24,904,437

Diluted earnings per share:

Earnings before discontinued operations and cumulative effect of accounting change	$0.44	$1.61	$1.13

Discontinued operations	0.32	0.87	—

Cumulative effect of a change in accounting principle	0.02	(0.04)	—

Diluted earnings per common share	$0.78	$2.44	$1.13

Weighted average common shares outstanding	34,783,888	29,766,032	25,473,815

MUNICIPAL MORTGAGE & EQUITY, LLC
RECONCILIATION OF GAAP INCOME TO CASH AVAILABLE FOR DISTRIBUTION
(in thousands)
(Unaudited)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$21,895	$17,980	$85,505	$71,636
Interest on loans	10,893	9,616	43,874	37,211
Interest on short-term investments	1,016	918	5,020	2,158

Total interest income	33,804	28,514	134,399	111,005

Fee income
Syndication fees	10,733	17,856	25,535	26,856
Origination and brokerage fees	2,505	2,805	7,934	6,584
Guarantee fees	2,400	1,500	7,852	3,614
Asset management and advisory fees	2,915	4,871	12,733	10,337
Loan servicing fees	1,262	981	4,579	4,234
Other income	2,565	1,881	7,415	8,855

Total fee income	22,380	29,894	66,048	60,480

Net rental income	6,943	—	17,959	—

Total income	63,127	58,408	218,406	171,485

EXPENSES:
Interest expense	20,207	12,334	69,884	44,528
Interest expense on debentures and preferred shares	5,499	3,194	17,318	6,189
Salaries and benefits	15,672	15,034	69,540	41,736
General and administrative	8,818	4,223	26,445	11,152
Professional fees	4,415	1,217	11,118	4,188
Depreciation and amortization	4,459	3,300	14,159	7,492

Total expenses	59,070	39,302	208,464	115,285

Net gain on sale of loans	577	1,521	3,393	4,864
Net gain (loss) on sale of tax-exempt investments	(241)	(53)	304	2,133
Net gain on sale of investments in tax credit equity partnerships	80	(2,000)	3,019	2,747
Net gains (losses) on derivatives	1,244	459	(219)	(1,919)
Impairments and valuation allowances related to investments	(3,765)	(5,839)	(7,141)	(6,983)
Net gains (losses) from equity investments in partnerships	(41,419)	788	(169,404)	(3,173)
Income tax benefit (expense)	(5,001)	(2,956)	(2,737)	138
Net income allocable to minority interest	49,853	(485)	178,280	(6,032)

Net income from continuing operations	5,385	10,541	15,437	47,975
Discontinued operations	215	—	11,080	25,748
Cumulative effect of a change in accounting principle	—	(1,228)	520	(1,228)

Net income	$5,600	$9,313	$27,037	$72,495

Conversion to Cash Available for Distribution:
(1) Mark to market adjustments	$(1,517)	$(2,400)	$(4,953)	$(6,322)
(2) Equity investments	736	(235)	7,400	7,351
(3) Net gain on sales	(6,546)	(2,211)	(4,252)	(13,601)
(3) Amortization of capitalized mortgage servicing fees	367	385	1,621	1,541
(3) Amortization of asset management contracts	1,179	2,458	4,716	4,880
(4) Origination and brokerage fees, syndication fees and other income, net	(526)	2,650	15,507	6,940
(5) Valuation allowances and other-than-temporary impairments	2,051	3,037	5,471	4,134
(6) Deferred tax expense	4,786	21	1,765	(989)
(7) Discontinued operations	(215)	—	(11,080)	(25,748)
(7) Interest income	—	—	1,733	10,793
(8) Fund (income) loss	16,243	4,775	34,107	1,147
(9) Change in accounting principle	—	1,228	—	1,228
(10) Deferred compensation	41	—	2,646	—

Cash Available for Distribution (CAD)	$22,199	$19,021	$81,718	$63,849

Notes:

(1) For GAAP reporting, the Company records the non-cash change in fair value of its investment in interest rate swaps and other derivative financial instruments through net income. These gains and losses are not included in the Company’s calculation of CAD.

(2) For GAAP reporting, the Company accounts for various investments in partnerships using the equity accounting method. As a result, the Company’s allocable share of the income or loss from the partnerships is reported in income (losses) from equity investments in partnerships. The income from these partnerships includes depreciation expense and changes in the fair value of investments in derivatives. For GAAP reporting, distributions are treated as a return of capital. For CAD reporting, the Company records the cash distributions it receives from the partnerships as other income.

(3) For GAAP reporting, the Company recognizes non-cash gains and losses, gain share distributed to TEB Preferred shareholders and amortization of intangible assets, including (a) non-cash gains and losses associated with the sale of assets or capitalization of certain mortgage servicing rights; (b) amortization of certain mortgage servicing rights over the estimated life of the serviced loans; (c) gain share allocated and paid to TE Bond Subsidiary, LLC preferred shareholders on the sale of tax-exempt investments; and (d) amortization of certain asset management contracts recorded in connection with a July 2003 acquisition. These non-cash items and gain share preferred distributions are not included in CAD.

(4) This adjustment reflects the net difference, for the relevant period, between fees reflected in income when received for CAD and the recognition of fees for GAAP. This line item reflects several types of income:

(a) Origination fees and certain other income amounts, which are recognized as income when received for CAD purposes, but for GAAP reporting are amortized over the life of the associated investment.

(b) Syndication fees, which are recognized as income when earned for CAD purposes, but for GAAP reporting a portion of the fee may be deferred until investors have paid in greater than 20% of their total capital contributions to the tax credit funds. For quarters ended and after June 30, 2004, for GAAP purposes syndication fees relating to certain tax credit equity funds are eliminated in consolidation as a result of consolidating those funds under Financial Interpretation No.46 (Revised), “Consolidation of Variable Interest Entities” (“FIN 46”).

(c) Guarantee fees, which are recognized as income when received for CAD purposes, but for GAAP reporting are recorded into income over the guarantee period.

(d) Asset management fees, which are recognized as income when earned and collectible for CAD purposes, but for GAAP purposes are applied first to relieve accounts receivable recorded in conjunction with the July 2003 acquisition, and second as income consistent with CAD revenue recognition. For the quarter ended June 30, 2004 and after, for GAAP purposes asset management fees relating to certain tax credit equity funds are eliminated as a result of consolidating certain tax credit equity funds under FIN46R.

(5) For GAAP reporting, the Company records valuation allowances and other-than-temporary impairments on its investments in loans, bonds and other bond-related investments. Such non-cash charges do not affect the cash flow generated from the operation of the underlying properties, distributions to shareholders, or the tax-exempt status of the income of the financial obligation under the bonds. Therefore, these items are not included in the calculation of CAD.

(6) For GAAP reporting, the Company’s income tax expense contains both a current and a deferred component. Only the Company’s current income tax expense is reflected in CAD.

(7) For GAAP reporting, the Company recognized a gain upon the sale of a property. This gain was required to be classified as discontinued operations because the Company owned the property prior to the sale. For CAD reporting, the gain was significantly less due to recording a portion of the proceeds as interest income. In addition, the carrying value of the tax-exempt bond associated with the property was significantly more for CAD due to an impairment previously recognized for GAAP.

(8) For those of the Company’s tax credit equity syndication funds in which the Company provides a guarantee or otherwise has continuing involvement in the underlying assets of the fund, GAAP accounting requires the Company to record the net income (loss) from the fund. This non-cash item is not reflected in CAD. In addition, as a result of the adoption of FIN46R, the company determined its residual interests in non-guaranteed tax credit equity funds represented equity interests in variable interest entities (“VIEs”) and the Company was the primary beneficiary of certain of those VIEs and, therefore, was required to consolidate the funds. The GAAP earnings (loss) from these tax credit equity funds is not included in CAD.

(9) As a result of the adoption of FIN46, the company determined its residual interests in bond securitizations represented an equity interest in a VIE and the Company was the primary beneficiary of the VIE and therefore, needed to consolidate the securitization trusts.

(10) For GAAP reporting, the Company records an expense for certain deferred compensation arrangements. These same non-cash costs are not included in the Company’s calculation of CAD until funds are disbursed.